UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On October 10, 2006, Meade Instruments Corp. (the "Company") issued a press release updating an earlier announcement of its earnings estimates for its fiscal year ended February 28, 2006. The Company reported that it expects to record a non-cash charge to write-down its deferred tax assets in the fourth quarter of fiscal 2006. The charge is currently estimated to be approximately $11 million. The Company had previously announced that it expected to record a net loss of up to $4.1 million, or $0.21 per share for the year ended February 28, 2006. With the non-cash deferred tax charge, the Company now expects to report a consolidated net loss of approximately $15 million.

In addition the Company indicated that it would be late in filing its Form 10-Q for the second quarter of fiscal 2007 ended August 31, 2006.

A copy of the press release issued by the Company on October 10, 2006 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

October 10, 2006	By:	Brent W. Christensen

Name: Brent W. Christensen
Title: Senior Vice President - Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 10, 2006.